 b)  23.1 Consent of Auditor

CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use of our report included in the Registration Statement on Form 10SB dated
March 4, 1999 relating to the financial statements of Beach Couch Inc. and Subsidiary.


/Harlen & Boetter, LLP/


San Diego,
California
August 16, 1999
                                                               Page 1